Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Citigroup Alternative Investments Tax Advantaged Short Term Fund:

We consent to the use of our report dated February 29, 2008, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm and Legal Counsel”, and “Inquiries and Financial Information” in Amendment No. 6 to the Registration Statement on Form N-2.

KPMG LLP

New York, New York
March 31, 2008